Exhibit 5


                                        September 16, 1997


Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


          Re:    Gibson Greetings, Inc.
                 1991 Stock Incentive Plan
                 _________________________

Dear Sir or Madam:


     We have acted as counsel for Gibson Greetings, Inc., a Delaware corporation (the "Corporation"), in connection with the registration of 1,500,000 additional shares of the Corporation's common stock, $.01 par value (the "Additional Shares"), which may be issued under its 1991 Stock Incentive Plan (the "Plan"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based thereupon, we are of the opinion that the Additional Shares which may be issued or transferred and sold pursuant to the Plan will be, when issued or transferred in accordance with the terms of the Plan, duly authorized, validly issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 to be filed by the Corporation with the Securities and Exchange Commission to effect registration under the Securities Act of 1933 of the Additional Shares.





                                        TAFT, STETTINIUS & HOLLISTER











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